Exhibit 99.1

SURGERY PARTNERS, INC. ANNOUNCES FIRST QUARTER 2020 RESULTS

BRENTWOOD, Tenn., May 11, 2020 (GLOBE NEWSWIRE) - Surgery Partners, Inc. (NASDAQ:SGRY) ("Surgery Partners" or the "Company"), a leading short-stay surgical facility owner and operator, today announced results for the first quarter ended March 31, 2020.

•	Revenues increased 5.8% over the prior year period to $441.0 million

◦	Adjusted Revenues increased 6.0% to $450.6 million

◦	Days adjusted Same-facility Revenues increased 0.9% over the prior year period

•	Net loss attributable to common stockholders of $37.0 million

◦	Adjusted EBITDA decreased 8.3% over the prior year period to $46.5 million
Wayne DeVeydt, Executive Chairman of the Board of Surgery Partners, stated, “While our business was substantially impacted by the COVID-19 pandemic beginning in mid-March, we believe the strength of our business model and the execution of our leadership team and front-line associates will enable Surgery Partners to persevere and return to growth as our country begins to reopen. We feel privileged to be on the front line supporting our patients and our communities.”
Eric Evans, Chief Executive Officer of Surgery Partners, stated, "Before the COVID-19 pandemic began to affect operations, our first quarter results reflected continued strong top-line growth and same-facility revenue growth, evidenced by Net Revenue and Adjusted EBITDA growth of approximately 12% and 10%, respectively, and same-facility revenue growth of over 9% year-to-date through February 29, 2020."
"The full impact of COVID-19 on our operations and financial results will be driven by many factors, many of which remain uncertain or unknown. As our facilities begin to ramp up to more normal operating schedules, we will continue to be vigilant in our efforts to provide the safest possible environment for our colleagues, physician partners and patients. We are confident in our leadership, physicians and colleagues across the country as we reschedule postponed elective procedures and adapt to the evolving nature of this pandemic. In our new post-COVID-19 environment, we continue to be encouraged by the steady and consistent transition of surgeries to lower cost settings and we anticipate continued constructive engagement with health systems and health plans, who appreciate the quality, access and value of our model."
Tom Cowhey, Chief Financial Officer of Surgery Partners commented, “The speed with which our teams reacted to this crisis was exemplary. Through quick and decisive actions, our team has demonstrated that we are prudent stewards of shareholder capital, and we will bring that same level of diligence and focus as we re-open and prepare for the new opportunities that we believe will be available to our business on the other side of this crisis."
First Quarter 2020 Results
Adjusted Revenues for the first quarter of 2020 increased 6.0% to $450.6 million from $424.9 million for the first quarter of 2019. Same-facility Revenues for the first quarter of 2020 increased 2.5% from the same period last year, with an 11.4% increase in revenue per case offset by an 8.0% decrease in same-facility cases, primarily due to COVID-19-related care cancellations in the latter half of March 2020. For the first quarter of 2020, the Company’s net loss attributable to common stockholders and Adjusted EBITDA was $37.0 million and $46.5 million, respectively, compared to $28.6 million and $50.7 million for the same period last year.

Liquidity
Surgery Partners had cash and cash equivalents of $194.6 million at March 31, 2020. As noted, the Company previously drew down its full capacity under its revolving credit facility on March, 18, 2020. Cash flows from operating activities was $29.2 million in the first quarter of 2020, an increase of 42.4% compared to the prior year quarter. Net operating cash inflows, defined as operating cash flows less distributions to non-controlling interests, was $5.2 million for the first quarter of 2020. The Company’s ratio of total net debt to EBITDA, as calculated under the Company’s credit agreement was 7.3x at the end of the first quarter of 2020.
As disclosed on April 22, 2020, we amended our credit agreement to provide increased flexibility under the financial covenants in the credit agreement and entered into a second incremental term loan amendment, dated as of April 22, 2020, which further amended and supplemented the credit agreement to provide for a $120.0 million senior secured incremental term loan. The 2020 incremental term loans were fully drawn on April 22, 2020, to increase liquidity and preserve financial flexibility in light of uncertainty resulting from the COVID-19 pandemic.
The Company is closely monitoring legislative actions at the federal, state and local levels including the Coronavirus Aid, Relief, and Economic Security (CARES) Act and other governmental assistance that might be available. As part of the CARES Act, the United States government initially announced that it would offer $100 billion of relief to eligible healthcare providers. On April 7, 2020, CMS officials indicated they would distribute $30 billion of direct grants to hospitals, ASCs and other health care providers based on how much they bill Medicare. As of the date of this filing, we received relief via the CARES Act, including approximately $45 million in direct grant payments and approximately $120 million of accelerated payments pursuant to the Medicare Accelerated and Advance Payment Program. The direct grant payments are not required to be repaid, subject to certain terms and conditions, while payments received under the Medicare Accelerated and Advance Payment Program are required to be repaid. Additionally, the CARES Act permits the deferral of payment of the social security payroll tax match for the remainder of 2020, with half of the deferred amount due December 2021 and the other half due December 2022. On April 24, 2020, the Paycheck Protection Program and Health Care Enhancement Act was adopted which allocates an additional $75 billion to eligible healthcare providers for the same purposes as in the CARES Act.
Guidance
The full impact of COVID-19 on the Company’s operations and financial results during 2020 will depend on many factors and we cannot reasonably estimate the impact that these factors will have on our financial results for 2020. As previously disclosed, on March 18, 2020, the Company withdrew the 2020 financial guidance that we issued previously. We expect to provide additional guidance to investors on our outlook when results have stabilized later this year.
Conference Call Information
Surgery Partners will hold a conference call today, May 11, 2020 at 4:30 p.m. (Eastern Time). The conference call can be accessed live over the phone by dialing 1-877-300-8521, or for international callers, 1-412-317-6026. A replay will be available two hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the live call and the replay is 10143757. The replay will be available until May 25, 2020.
Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investor Relations section of the Company's website at www.surgerypartners.com. The replay will also be available on this same website for a limited time following the call.
To learn more about Surgery Partners, please visit the Company's website at www.surgerypartners.com. Surgery Partners uses its website as a channel of distribution for material Company information. Financial and other material information regarding Surgery Partners is routinely posted on the Company's website and is readily accessible.
About Surgery Partners
Headquartered in Brentwood, Tennessee, Surgery Partners is a leading healthcare services company with a differentiated outpatient delivery model focused on providing high quality, cost effective solutions for surgical and related ancillary care in support of both patients and physicians. Founded in 2004, Surgery Partners is one of the largest and fastest growing surgical services businesses in the country, with more than 180 locations in 30 states, including ambulatory surgery centers, surgical hospitals, a diagnostic laboratory, multi-specialty physician practices and urgent care facilities. For additional information, visit www.surgerypartners.com.

Forward-Looking Statements
This press release contains forward-looking statements, including those regarding growth, our anticipated operating results for 2020 and other similar statements. These statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “continues,” “estimates,” “predicts,” “projects,” “forecasts,” “may,” “could,” and similar expressions. All forward looking statements are based on current expectations and beliefs as of the date of this release and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements, including but not limited to, (i) the duration and severity of the COVID-19 outbreak in the United States and the regions in which we operate, the impact to the state and local economies of prolonged shelter in place orders and the pandemic generally, our ability to respond nimbly to challenging economic conditions, the unpredictability of our case volume both in the current environment and if and when restrictions are eased, our ability to preserve or raise sufficient funds to continue operations throughout this period of uncertainty, including through our in-process asset sales, which may not occur during this period of uncertainty, if at all, the impact of our cost-cutting measures on our future performance, our ability to defer payments, including certain lease payments, our ability to cause distributions from our subsidiaries, the responsiveness of our payors, including Medicaid and Medicare, to the challenging operating conditions, including their willingness and ability to continue paying in a timely manner and to advance payments in a timely manner, if at all, (ii) our ability to execute on our operational and strategic initiatives, (iii) the timing and impact of our portfolio optimization efforts, (iv) our ability to continue to improve same-facility volume and revenue growth on the timeline anticipated, if at all, (v) our ability to successfully integrate acquisitions, (vi) the anticipated impact and timing of our ongoing efficiency efforts, including insurance consolidations and completed headcount actions, as well as our ongoing procurement and revenue cycle efforts, (vii) potential reductions to payments we receive from third-party payors, including government health care programs and private insurance organizations, (viii) the impact of adverse weather conditions and other events outside of our control, and (ix) the other risks identified and discussed from time to time in the Company’s reports filed with the SEC, including in Item 1A under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K. Except as required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this report, or to reflect the occurrence of unanticipated events or circumstances.
Use of Non-GAAP Financial Measures
In addition to the results prepared in accordance with generally accepted accounting principles in the United States ("GAAP") provided throughout this press release, Surgery Partners has presented the following non-GAAP financial measures: Adjusted net loss attributable to common stockholders, Adjusted net loss per share attributable to common stockholders, Adjusted EBITDA and Adjusted Revenues, which exclude various items detailed in the attached "Reconciliation of Non-GAAP Financial Measures".
These non-GAAP financial measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as supplemental measures of the Company's performance that management believes may enhance the evaluation of the Company's ongoing operating results. These non-GAAP financial measures are not presented in accordance with GAAP, and the Company’s computation of these non-GAAP financial measures may vary from those used by other companies. These measures have limitations as an analytical tool, and should not be considered in isolation or as a substitute or alternative to revenue, net income or loss, operating income or loss, cash flows from operating activities, total indebtedness or any other measures of operating performance, liquidity or indebtedness derived in accordance with GAAP.

SURGERY PARTNERS, INC.
Selected Consolidated Financial Data
(Dollars in millions, except per share amounts, shares in thousands)

	Three Months Ended March 31,
	2020	2019

Revenues	$441.0	$416.8
Operating expenses:
Salaries and benefits	140.4	129.2
Supplies	129.3	115.0
Professional and medical fees	46.8	35.1
Lease expense	21.3	20.6
Other operating expenses	28.4	26.2
Cost of revenues	366.2	326.1
General and administrative expenses	22.8	21.7
Depreciation and amortization	21.8	18.8
Income from equity investments	(2.0)	(2.0)
Loss on disposals and deconsolidations, net	3.5	0.6
Transaction and integration costs	5.5	2.0
Litigation settlement	1.2	—
Other income	(1.5)	—
Total operating expenses	417.5	367.2
Operating income	23.5	49.6
Tax receivable agreement expense	—	(2.4)
Interest expense, net	(47.1)	(42.0)
(Loss) income before income taxes	(23.6)	5.2
Income tax (benefit) expense	(15.2)	1.7
Net (loss) income	(8.4)	3.5
Less: Net income attributable to non-controlling interests	(19.1)	(23.6)
Net loss attributable to Surgery Partners, Inc.	(27.5)	(20.1)
Less: Amounts attributable to participating securities	(9.5)	(8.5)
Net loss attributable to common stockholders	$(37.0)	$(28.6)

Net loss per share attributable to common stockholders
Basic	$(0.76)	$(0.60)
Diluted (1)	$(0.76)	$(0.60)
Weighted average common shares outstanding
Basic	48,472	48,047
Diluted (1)	48,472	48,047

(1) The impact of potentially dilutive securities for all periods presented was not considered because the effect would be anti-dilutive in those periods.

SURGERY PARTNERS, INC.
Selected Financial and Operating Data
(Dollars in millions, except per case and per share amounts)

	March 31, 2020	December 31, 2019
Balance Sheet Data:
Cash and cash equivalents	$194.6	$92.7
Total current assets	614.6	525.5
Total assets	5,090.9	5,018.9

Current maturities of long-term debt	60.3	56.0
Total current liabilities	411.7	398.1
Long-term debt, less current maturities	2,626.5	2,524.7
Total liabilities	3,447.2	3,319.5

Non-controlling interests—redeemable	315.8	321.0
Redeemable preferred stock	404.5	395.0

Total Surgery Partners, Inc. stockholders' equity	236.7	296.8
Non-controlling interests—non-redeemable	686.7	686.6
Total stockholders' equity	923.4	983.4

	Three Months Ended March 31,
	2020	2019
Cash Flow Data:
Net cash provided by (used in):
Operating activities	$29.2	$20.5
Investing activities	(7.7)	(18.4)
Capital expenditures	(11.8)	(11.8)
Payments for acquisitions, net of cash acquired	(5.5)	(7.6)
Financing activities	80.4	(43.9)
Distributions to non-controlling interests	(24.0)	(33.8)

	Three Months Ended March 31,
	2020	2019
Other Data:
Number of surgical facilities as of the end of period	127	123
Number of consolidated surgical facilities as of the end of period	107	106

Cases	115,552	123,900
Adjusted Revenue per case (1)	$3,900	$3,429
Adjusted EBITDA (1)	$46.5	$50.7
Adjusted EBITDA margin (2)	10.3%	11.9%
Adjusted net loss per share attributable to common stockholders - Basic (1)	$(0.34)	$(0.42)
Adjusted net loss per share attributable to common stockholders - Diluted (1)	$(0.34)	$(0.42)
(1) A reconciliation of these non-GAAP financial measures appears below.
(2) Defined as Adjusted EBITDA as a % of Adjusted Revenues.

SURGERY PARTNERS, INC.
Supplemental Information
(Dollars in millions, except per case amounts)

	Three Months Ended March 31,
	2020	2019
Same-facility Information (1):
Cases	123,954	134,739
Case growth	(8.0)%	N/A
Revenue per case	$3,497	$3,138
Revenue per case growth	11.4%	N/A
Number of work days in the period	64	63
Case growth (days adjusted)	(9.4)%	N/A
Revenue growth (days adjusted)	0.9%	N/A
(1) Same-facility information includes cases and revenues from our consolidated and non-consolidated surgical facilities (excluding facilities acquired in new markets or divested during the current and prior periods).

	Three Months Ended March 31,
	2020	2019
Segment Revenues:
Surgical facility services	$423.2	$395.8
Ancillary services	17.0	19.9
Optical services	0.8	1.1
Total revenues	$441.0	$416.8

	Three Months Ended March 31,
	2020	2019
Adjusted EBITDA:
Surgical facility services	$67.2	$68.4
Ancillary services	(2.0)	1.2
Optical services	0.4	0.5
All other	(19.1)	(19.4)
Total Adjusted EBITDA	$46.5	$50.7

SURGERY PARTNERS, INC.
Reconciliation of Non-GAAP Financial Measures
(Dollars in millions)

The following table reconciles Adjusted Revenues to revenues in the selected consolidated financial information, the most directly comparable GAAP measure:

	Three Months Ended March 31,
	2020	2019
Adjusted Revenues (1):
Revenues	$441.0	$416.8
Add: provision for doubtful accounts	9.6	8.1
Total Adjusted Revenues	$450.6	$424.9

(1) In accordance with a new accounting standard that was effective prospectively beginning January 1, 2018, we reflected our estimated provision for doubtful accounts net of revenues rather than as an operating expense, as it had historically been presented. Adjusted Revenues adds back the estimated provision for doubtful accounts. We believe such an adjustment is appropriate, as the new standard did not affect historical results prior to 2018, which impacts historical comparability. Our calculation of adjusted revenues may not be comparable to similarly titled measures reported by other companies.
The following table reconciles Adjusted EBITDA to (loss) income before income taxes in the reported condensed consolidated financial information, the most directly comparable GAAP financial measure:

	Three Months Ended March 31,
	2020	2019

(Loss) income before income taxes	$(23.6)	$5.2

Net income attributable to non-controlling interests	(19.1)	(23.6)
Depreciation and amortization	21.8	18.8
Interest expense, net	47.1	42.0
Equity-based compensation expense	3.5	1.9
Transaction, integration and acquisition costs (2)	12.6	3.4
Loss on disposals and deconsolidations, net	3.5	0.6
Litigation settlement and other litigation costs (3)	1.5	—
Gain on escrow release (4)	(0.8)	—
Tax receivable agreement expense	—	2.4
Adjusted EBITDA (1)	$46.5	$50.7
(1) We use Adjusted EBITDA as a measure of financial performance. Adjusted EBITDA is a key measure used by management to assess operating performance, make business decisions and allocate resources. Non-controlling interests represent the interests of third parties, such as physicians, and in some cases, healthcare systems that own an interest in surgical facilities that we consolidate for financial reporting purposes. We believe that it is helpful to investors to present Adjusted EBITDA as defined above because it excludes the portion of net income attributable to these third-party interests and clarifies for investors our portion of Adjusted EBITDA generated by our surgical facilities and other operations.
Adjusted EBITDA is not a measurement of financial performance under GAAP, and should not be considered in isolation or as a substitute for net income, operating income or any other measure calculated in accordance with GAAP. The items excluded from Adjusted EBITDA are significant components in understanding and evaluating our financial performance. We believe such adjustments are appropriate, as the magnitude and frequency of such items can vary significantly and are not related to the assessment of normal operating performance. Our calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.
(2) This amount includes transaction and integration costs of $5.5 million and $2.0 million for the three months ended March 31, 2020 and 2019, respectively. This amount further includes other acquisition costs and start-up costs related to a de novo surgical hospital of $7.1 million and $1.4 million for the three months ended March 31, 2020 and 2019, respectively.
(3) This amount includes litigation settlement costs of $1.2 million and other litigation costs of $0.3 million for the three months ended March 31, 2020, with no comparable costs in the 2019 period.
(4) Included in other income in the condensed consolidated statement of operations for the three months ended March 31, 2020, with no comparable gain in the same 2019 period.

SURGERY PARTNERS, INC.
Reconciliation of Non-GAAP Financial Measures
(Dollars in millions, except per share amounts, shares in thousands)

From time to time, the Company incurs certain non-recurring gains or losses that are normally non-operational in nature and that it does not consider relevant in assessing its ongoing operating performance. When significant, Surgery Partners’ management and Board of Directors typically exclude these gains or losses when evaluating the Company’s operating performance and in certain instances when evaluating performance for incentive compensation purposes. Additionally, the Company believes that certain investors and equity analysts exclude these or similar items when evaluating the Company’s current or future operating performance and in making informed investment decisions regarding the Company. Accordingly, the Company provides adjusted net loss attributable to common stockholders and adjusted net loss per share attributable to common stockholders as supplements to the comparable GAAP measures. Adjusted net loss attributable to common stockholders and adjusted net loss per share attributable to common stockholders should not be considered measures of financial performance under GAAP, and the items excluded from such measures are significant components in understanding and assessing financial performance. These measures should not be considered in isolation or as an alternative to the comparable GAAP measures as presented in the consolidated financial statements.
The following table reconciles net (loss) income as reflected in the consolidated statements of operations to adjusted net loss used to calculate adjusted net loss per share attributable to common stockholders:

	Three Months Ended March 31,
	2020	2019
Consolidated Statements of Operations Data:
Net (loss) income	$(8.4)	$3.5
Plus (minus):
Net income attributable to non-controlling interests	(19.1)	(23.6)
Amounts attributable to participating securities	(9.5)	(8.5)
Equity-based compensation expense	3.5	1.9
Transaction, integration and acquisition costs	12.6	3.4
Loss on disposals and deconsolidations, net	3.5	0.6
Litigation settlement and other litigation costs	1.5	—
Gain on escrow release	(0.8)	—
Tax receivable agreement expense	—	2.4
Adjusted net loss attributable to common stockholders	$(16.7)	$(20.3)

Adjusted net loss per share attributable to common stockholders
Basic	$(0.34)	$(0.42)
Diluted (1)	$(0.34)	$(0.42)
Weighted average common shares outstanding
Basic	48,472	48,047
Diluted (1)	48,472	48,047
(1) The impact of potentially dilutive securities for all periods presented was not considered because the effect would be anti-dilutive in those periods.

Contact

Thomas F. Cowhey, Chief Financial Officer
Surgery Partners, Inc.
(615) 234-8940
IR@surgerypartners.com